UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )
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Brooke Corporation
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Reg. (S) 240.14a-101.
SEC 1913 (3-99)

BROOKE CORPORATION
8500 College Boulevard
Overland Park, Kansas 66210

Dear Shareholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2008 Annual Meeting of Shareholders of Brooke Corporation to be held at our corporate offices located at 8500 College Boulevard, Overland Park, Kansas on Thursday, May 15, 2008 at 11:00 a.m., Overland Park time (CDT).

The Notice of 2008 Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting.

Whether you own a few or many shares of stock of Brooke Corporation, it is important that your shares of stock be represented. Whether or not you plan to personally attend the meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. Returning your proxy card will not prevent you from voting in person, but will provide assurance that your vote will be counted if you are unable to attend the meeting.

Sincerely,

Leland G. Orr
President and Chief Executive Officer

April 29, 2008

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of Brooke Corporation, a Kansas corporation (the “Company”), will be held on Thursday, May 15, 2008 at 11:00 a.m., Overland Park time (CDT), at our corporate offices located at 8500 College Boulevard, Overland Park, Kansas. Free parking is available. The Meeting will be held for the following purposes:

1. To elect five directors to the Board of Directors of the Company for a term to expire at the Annual Meeting of Shareholders in 2009;

2. To ratify the appointment of Summers, Spencer & Callison, CPAs, Chartered as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3. To transact such other business as may properly come before the Meeting and at any postponements or adjournments thereof.

Only shareholders of record at the close of business on April 16, 2008, are entitled to notice of and to vote at the Meeting or at any postponements or adjournments thereof.

You are cordially invited and urged to attend the Meeting. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date and sign the enclosed form of proxy and return it promptly in the postage-paid, return-addressed envelope provided for that purpose. By returning your proxy promptly, you can help the Company avoid the expense of follow-up communications. Shareholders who attend the Meeting may revoke a prior proxy and vote in person as set forth in the proxy statement.

THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors

Carl Baranowski
Secretary

Overland Park, Kansas
April 29, 2008

BROOKE CORPORATION
8500 College Boulevard
Overland Park, Kansas 66210
(913) 661-0123

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To be held May 15, 2008

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Brooke Corporation, a Kansas corporation (“we,” “us,” or the “Company”), for use at our Annual Meeting of Shareholders to be held at our corporate offices located at 8500 College Boulevard, Overland Park, Kansas, on Thursday, May 15, 2008 at 11:00 a.m., local time (CDT), and at any and all postponements or adjournments thereof (collectively referred to herein as the “Meeting”). This proxy statement, the accompanying form of proxy and the Notice of the Annual Meeting will be first mailed or given to our shareholders on or about April 29, 2008.

Because many of our shareholders may be unable to attend the Meeting in person, the Board solicits proxies by mail to give each shareholder an opportunity to vote on all matters presented at the Meeting. Each shareholder is urged to:

(1) read this proxy statement carefully;

(2) specify a choice with respect to each matter by marking the appropriate box on the enclosed proxy; and

(3) sign, date and return the proxy by mail in the postage-paid, return-addressed envelope provided for that purpose.

ABOUT THE MEETING

What is being voted on at the Meeting?

The Board is asking shareholders to consider and approve two items at this year’s Meeting:

(1) The election of five directors to the Board for a term to expire at the Annual Meeting of Shareholders in 2009; and

(2) A proposal to ratify the appointment of Summers, Spencer & Callison, CPAs, Chartered as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Who can vote at the Meeting?

The Board set the close of business on April 16, 2008 as the record date for the Meeting. Only persons holding shares of our common stock, $0.01 par value (“common stock”), of record at the close of business on April 16, 2008 are entitled to receive notice of and to vote at the Meeting. Each holder of common stock will be entitled to one vote per share on each matter properly submitted for vote to our shareholders at the Meeting. At the close of business on April 16, 2008, there were 14,224,021 shares of common stock outstanding. Therefore, there are a total of 14,224,021 votes that are entitled to be cast at the Meeting.

What constitutes a quorum for the Meeting?

A majority of the outstanding shares of common stock entitled to vote at the Meeting, represented in person or by proxy, constitutes a quorum for the Meeting. To establish a quorum, we need 7,112,011 of the votes entitled to be cast to be present in person or by proxy. Votes cast in person or by proxy as to which authority to vote on any proposal is withheld, shares of stock abstaining as to any proposal, and broker non-votes (where a broker submits a proxy, but does not have authority to vote a customer’s shares of stock on one or more matters) on any proposal will be considered present at the Meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of the foregoing categories will be tabulated separately.

How do I vote?

If you complete and properly sign the accompanying proxy and return it to us, it will be voted as you direct, unless you later revoke the proxy. Unless instructions to the contrary are marked, or if no instructions are specified, shares of stock represented by a proxy will be voted for the proposals set forth on the proxy, and in the discretion of the persons named as proxies on such other matters as may properly come before the Meeting. If you are a registered shareholder, that is, if you hold your shares of stock in your name in the records of our transfer agent, and you attend the Meeting, you may deliver your completed proxy card in person. If you hold your shares of stock in “street name,” that is, if you hold your shares of stock through a broker or other nominee, and you wish to vote in person at the Meeting, you will need to obtain a proxy from the institution that holds your shares of stock.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by (1) filing with the Secretary of the Company, at the address indicated above, either a written notice of revocation or a duly executed proxy bearing a later date; or (2) voting in person at the Meeting. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted proxy. If you want to change or revoke your proxy and you hold your shares in “street name,” contact your broker or the nominee that holds your shares. Any written notice of revocation sent to us must include the shareholder’s name and must be received prior to the Meeting to be effective.

What vote is required to approve each item?

Proposal One — Election of Directors.  The election of each director nominee requires the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Meeting. Our shareholders are not entitled to cumulate votes with respect to the election of directors.

Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm.  The ratification of the appointment of Summers, Spencer & Callison, CPAs, Chartered as our independent registered public accounting firm for the fiscal year ending December 31, 2008 requires the affirmative vote of a majority of the outstanding shares of common stock present and entitled to vote at the Meeting.

Other Matters.  If you hold your shares of stock in “street name,” your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares of stock may not be voted on those matters and will not be counted in determining the number of shares of stock necessary for approval. Shares of stock represented by such “broker non-votes” will, however, be counted in determining the existence of a quorum.

Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, while broker non-votes are not counted for purposes of determining whether a proposal has been approved. Therefore, for all matters presented at the Meeting, abstentions will have the same effect as a vote against the proposal and, for all matters presented at the Meeting, broker non-votes will have no effect.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board currently consists of six members. The Amended and Restated Bylaws of the Company state that the number of directors of the Company shall be at least one and not more than eight. At the Meeting, therefore, it is intended that the common stock represented by properly executed proxies will be voted to elect John L. Allen, Joe L. Barnes, Mitchell G. Holthus, Leland G. Orr and Robert D. Orr, the director nominees, to our Board, unless authority so to vote is withheld. A majority of the independent directors on the Board has nominated the persons whose names are set forth below, all of whom are current directors. If elected, each nominee will serve until the next annual meeting of shareholders or until his or her earlier removal or resignation. All of the nominees have indicated a willingness to serve as a director if elected, and the Board has no reason to believe that any of the director nominees will be unable to serve as a director or become unavailable for any reason. If, at the time of the Meeting, any of the director nominees shall become unavailable for any reason, the persons entitled to vote the proxy will vote, as such persons shall determine in each person’s discretion, for such substituted nominee or nominees, if any, nominated in accordance with the Amended and Restated Bylaws. Currently, the only family relationships among any of our directors are between Robert D. Orr and Leland G. Orr, who are brothers.

The affirmative vote of a plurality of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Meeting is necessary to elect each director nominee. Our shareholders will have an opportunity on their proxy to vote in favor of one or more director nominees while withholding authority to vote for one or more director nominees. Our shareholders are not entitled to cumulate votes with respect to the election of directors.

THE BOARD RECOMMENDS THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

DIRECTORS

The following table sets forth certain information with respect to our director nominees:

	Director
Name	Since	Age	Position with Brooke Corporation

Robert D. Orr	1986	54	Director and Chairman of the Board
Leland G. Orr	1986	45	Director, President, Chief Executive Officer and Vice Chairman of the Board
John L. Allen	2001	59	Director
Joe L. Barnes	2003	54	Director
Mitchell G. Holthus	2006	50	Director

The following is a brief summary of the background of each director nominee.

Robert D. Orr, director and Chairman of the Board, is our founder. Mr. Orr has served as a director since our inception in 1986 and served as our Chief Executive Officer from 1986 until October 2007. He was our President from 1986 until 1991 and has been our Chairman of the Board since 1991. Prior to focusing full time as our Chairman of the Board, Mr. Orr served as President of Farmers State Bank, Phillipsburg, Kansas, Chairman of the Board of Brooke State Bank, Jewell, Kansas, President of First National Bank, Smith Center, Kansas, and a self-employed insurance agent for American Family Insurance Company. Mr. Orr is an honors graduate from Fort Hays State University in Hays, Kansas, with a Bachelor of Arts degree in Political Science. He also completed the Graduate School of Banking program at the University of Colorado. Mr. Orr is the author of a book published in 2000 about the sale of insurance and financial services in the internet age entitled Death of an Insurance Salesman? Mr. Orr has been a director and Chairman of the Board of Brooke

Capital Corporation since it became our majority-owned subsidiary in January 2007. In March 2008, Mr. Orr was elected as a director, Chairman and Chief Executive Officer of Brooke Credit Corporation.

Leland G. Orr, director, Chief Executive Officer, President and Vice Chairman of the Board, has served as a director and officer since our inception in 1986. Mr. Orr has been our Chief Executive Officer and President since March 2008, our Chief Financial Officer from 1995 to 2008, Treasurer from 1986 to 2007, Assistant Secretary from 1995 to 2008 and Vice-Chairman of the Board since 2007. He served as our President from 2003 until January 2005 and as Secretary from 1986 until 2001. Mr. Orr also served as Chairman of the Board of our former subsidiary, Brooke Franchise Corporation from May 2006 to June 2007, and currently serves as Chief Financial Officer and Treasurer of Brooke Capital Corporation. In addition to his other responsibilities, Mr. Orr manages our processing center in Phillipsburg, Kansas. Prior to assuming the role of our Chief Financial Officer, Mr. Orr served as President of Brooke State Bank, Jewell, Kansas, and as an accountant with Kennedy McKee and Company, LLP (formerly Fox & Company) in Dodge City, Kansas. He is a Certified Public Accountant and a member of each of the American Institute of Certified Public Accountants and the Kansas Society of Certified Public Accountants. Mr. Orr received a Bachelor of Science degree in Accounting from Fort Hays State University in Hays, Kansas.

John L. Allen has been a director since January 2001. Mr. Allen served as the Chief Operating Officer of the Cincinnati Reds from 1999 to 2007, Executive Vice President from 2006 to 2007, Managing Executive of such organization from 1996 to 1999 and as its Controller from 1995 to 1996. Mr. Allen retired from the Cincinnati Reds at the end of 2007, but continues to have an active role as a special consultant to Reds CEO, Bob Castellini. Prior to joining the Cincinnati Reds, Mr. Allen was employed by the Columbus Clippers, the Class AAA minor league affiliate of the New York Yankees, last serving as Director of Business Operations for that organization. Mr. Allen was previously employed by the accounting firms of Arthur Andersen in Kansas City, Missouri, and GRA, Inc. in Merriam, Kansas. He has a Bachelor of Science degree in Accounting from Kansas State University and a Master’s degree in Sports Management from The Ohio State University.

Joe L. Barnes has been our director since April 2003. Dr. Barnes is a practicing family physician within the Smith County Family Practice in Smith Center, Kansas. He is a native of Kansas and a licensed Kansas physician who has maintained his medical practice in the state since 1985. Dr. Barnes is a community leader, currently serving on the Smith County Development Committee. He has a Bachelor of Science degree in Biology from Wichita State University and a Medical Doctorate from the University of Kansas School of Medicine.

Mitchell G. Holthus has been our director since April 2006 and served as a director of Brooke Franchise Corporation, our subsidiary, from February 2003 until April 2006. Mr. Holthus has been the “Voice of the Kansas City Chiefs” NFL football team since 1994 and was the play-by-play voice of the Kansas State Wildcats from 1983 until 1996. He has also been a play-by-play sportscaster of Missouri Valley Conference collegiate basketball games from 1996 through the 2007-2008 season. He served as the President of the National Sportscasters and Sportswriters Association from 2004 until 2006, has been named “Kansas Sportscaster of the Year” eight times in his career, has been named top play-by-play sportscaster in Kansas nine times, and was awarded the Hod Humiston Award by the Kansas Association of Broadcasters. Mr. Holthus was the sales manager for the Wildcat Sports Network from 1986 until 1996 and currently owns his own business featuring talent, marketing and motivational programs and services. He currently serves on the Board of Trustees of Southwestern College in Winfield, Kansas. He received Bachelor of Science degrees in Journalism and Business Administration from Kansas State University.

CORPORATE GOVERNANCE AND BOARD MATTERS

Policies and Procedures

The Board has adopted a Code of Ethics and Conduct to provide guidance on maintaining our commitment to being honest and ethical in our business endeavors. The Code of Ethics and Conduct covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all of our directors, executive officers and employees. A copy of the Code of Ethics and Conduct may be obtained by written request submitted to Brooke Corporation, c/o Secretary, 8500 College Boulevard, Overland Park, Kansas 66210.

Director Independence

Rule 4350(c)(5) of the NASDAQ Marketplace Rules applicable to companies listed on the NASDAQ Global Market (“NASDAQ”) exempts a controlled company (defined as a company with over 50% of the voting power held by an individual, group or other company) from the requirements that a majority of its board of directors be comprised of “independent” directors, that the compensation of its chief executive officer and all of its other executive officers be determined or recommended to the board of directors for determination either by a majority of independent directors or a compensation committee comprised solely of independent directors, and that director nominees either be selected or recommended for selection by the board of directors by a majority of independent directors or a nominations committee comprised solely of independent directors.

Until June 28, 2007, we were a controlled company because a group owned approximately 51% of our outstanding common stock and had orally agreed to vote their shares of common stock together as a group. As a result of a private placement of units in June of 2007, this group now owns approximately 45% of our outstanding common stock as of April 16, 2008 and has terminated their oral agreement to vote their shares as a group. Therefore, we are no longer a “controlled company” within the meaning of the NASDAQ Marketplace Rules and, thus, are required to have a board of directors comprised of a majority of independent directors and nominating and compensation committees composed entirely of independent directors or a majority of independent directors reviewing certain compensation and nomination decisions. A company that has ceased to be a controlled company is permitted to phase-in independent nomination and compensation committees or reviews as follows: (1) one independent member at the time of losing controlled status; and (2) all independent members within one year of losing controlled status. Furthermore, a company having ceased to be controlled has twelve months from the date of losing controlled status to comply with the majority independent board requirement.

Our Board has determined that all of our non-employee directors, namely John L. Allen, Joe L. Barnes and Mitchell G. Holthus, meet the independence requirements of NASDAQ Rule 4200(a)(15). Thus, our Board is composed of a majority of independent directors. In addition, our Audit Committee and Compensation Committee are made up of all independent directors. At this time, the Board has not created a nominating committee. However, pursuant to the NASDAQ Marketplace Rules, we may rely upon a majority of our independent directors to discharge the responsibilities that would be delegated to a nominating committee.

Board and Committee Meeting Attendance and Annual Meeting Attendance

The Board held four meetings during the year ended December 31, 2007. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during 2007; and (2) the total number of meetings held by all committees of the Board on which the director served during 2007.

We encourage members of the Board to attend the Annual Meeting of Shareholders. We do so by, among other things, holding our Annual Meeting of Shareholders on the same date and immediately prior to the annual meeting of the Board. All members of the Board attended the 2007 Annual Meeting of Shareholders.

Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and an Executive Committee. Copies of the charters of these committees are posted on our web site at www.brookeagent.com/corporation.

Audit Committee

Our Audit Committee is comprised of John L. Allen, Joe L. Barnes and Derrol D. Hubbard. Mr. Hubbard will no longer be a director after the end of his term, which terminates at the 2008 Annual Meeting of Shareholders. The Board, at such time, may choose to replace Mr. Hubbard with another independent director. During 2007, the Audit Committee met five times, including one meeting with our independent registered public accounting firm. Each member of the Audit Committee satisfies the independence standards specified in NASDAQ Marketplace Rule 4200(a)(15) and those standards provided for under the Securities Exchange Act of 1934. Our Board has determined that none of its members qualify as an audit committee financial expert as defined by applicable Securities and Exchange Commission regulations. The reason that the Board has not appointed an audit committee financial expert is because it believes that the current members of the Audit Committee as a group have an understanding of Audit Committee functions, have the ability to read and understand fundamental financial statements, including, without limitation, our balance sheet, income statement and cash flow statement, have substantial business experience that results in financial sophistication, have the ability to understand generally accepted accounting principles, have the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, and have an understanding of internal controls and procedures for financial reporting. The Audit Committee’s charter grants the Audit Committee authority to retain advisors with financial expertise at the Company’s expense. The Board has encouraged the Audit Committee to retain such advisors if the Audit Committee, in its sole discretion, feels that such expertise is needed, or desired, and have encouraged the selection of advisors who meet the independence standards applicable to independent directors.

The Audit Committee has the sole and direct authority to engage, appoint, evaluate, compensate and replace our independent registered public accounting firm. The Audit Committee also reviews and approves all audit, audit-related and non-audit-related services performed by the independent registered public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934). The Audit Committee meets with our management regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm and with our own appropriate financial personnel regarding these matters. The independent registered public accounting firm regularly meets privately with this committee and has unrestricted access to this committee. The Audit Committee examines the independence and performance of our internal financial personnel and the independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies, our annual and quarterly reports on Forms 10-K and 10-Q and our earnings releases before they are published. See “Audit Committee Report” below under Proposal Two for more information. The Board has adopted a written charter of the Audit Committee, which was most recently amended on April 28, 2005, and can be found at our website at http://invest.brookecorp.com.

Compensation Committee

Our Compensation Committee is comprised of Joe L. Barnes and Mitchell G. Holthus. During 2007, the Compensation Committee met four times. Each member of the Compensation Committee satisfies the independence standards specified in NASDAQ Marketplace Rule 4200(a)(15). The Compensation Committee meets with such frequency and at such intervals as it determines is necessary to carry out its duties and responsibilities, but in any case, not less than three times a year. The Compensation Committee has adopted a charter, which was most recently amended on April 27, 2006, and can be found on our website at http://invest.brookecorp.com.

The purpose of the Compensation Committee is to provide assistance with respect to granting of equity awards to employees of the Company by assisting with the administration of our equity compensation plans: the Brooke Corporation 2001 Compensatory Stock Option Plan (the “2001 Plan”) and the 2006 Brooke

Corporation Equity Incentive Plan (the “2006 Plan”). Committee members are appointed by the Board on the recommendation of the majority of our independent directors and serve such terms as the Board may determine, or until their earlier resignation, death or removal by the Board.

The Compensation Committee does not have the power to delegate its duties without approval of the entire Board of Directors. The committee may employ, with the approval of the Board, attorneys, consultants, accountants, appraisers, brokers or other persons to assist or advise the committee in fulfilling its duties, but did not employ any such persons or firms in 2007. The Compensation Committee considers recommendations from our Chairman, CEO and other management in making decisions regarding our executive compensation program and compensation of our executive officers.

Executive Committee

The purpose of the Executive Committee is to provide assistance to the Board through its power to act and adopt resolutions on administrative matters and its limited powers to act in emergency situations. In addition, the Board may delegate to the Executive Committee authority or responsibility to perform specific functions, as specified in the Charter of the Executive Committee adopted by the Board or by specific resolution adopted by the Board. The Executive Committee met five times during 2007. The members of the Executive Committee are Leland G. Orr and Robert D. Orr.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in 2007 were Joe L. Barnes and Mitchell G. Holthus. None of the Compensation Committee members were at any time during 2007, or at any other time, an officer or employee of Brooke Corporation or any of our subsidiaries. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or on our Compensation Committee.

Nomination of Directors

The Company does not have a nominating committee. As formerly a controlled company within the meaning of the NASDAQ Marketplace Rules, we were exempt from the rules that require director nominees to be either selected, or recommended for the Board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors. As we were not required to have an independent nominating function prior to July 2007, we have not created a nominating committee governed by a separate charter at this time. The Board has delegated to the independent directors of the Board the right to select nominees for our Board, to elect directors when vacancies or newly created directorships occur, and to remove directors.

In addition, the Board has adopted written resolutions regarding the consideration of candidates recommended by shareholders and the specific minimum requirements with respect to nominees’ qualities and skills other than those relating to director independence, as required by the Securities and Exchange Commission and NASDAQ. Our policies provide that the independent directors will consider candidates suggested by a shareholder of the Company that beneficially own 5% or more of our voting stock. All shareholder director nominees will be evaluated using the same criteria as are applicable to persons nominated by other sources. The primary factors used in considering any candidate is our need to meet the independence standards imposed by law and the rules of NASDAQ with respect to our Board and our various committees. Other factors that are considered include the proposed nominee’s personal and professional background, demonstration of sound business judgment, field of expertise and whether such expertise coincides with our core businesses, commitment to attend meetings, integrity, Kansas roots and other factors deemed in the best interests of the Company and our shareholders. We have not used third party consultants in our selection process.

Shareholders wishing to nominate a director may do so by providing all information regarding the nominee that would be required under applicable proxy rules, including: (1) the full name and resident address of the nominee; (2) the age of the nominee; (3) the principal occupation of the nominee for the past five years; (4) any current directorship held on public company boards; (5) the number of shares of our common stock held by the nominee, if any; and (6) a signed statement of the nominee consenting to serve if elected. In addition, the shareholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made must provide (1) the name and address, as they appear on our books, of such shareholder and such beneficial owner; (2) the class and number of shares of Brooke Corporation that are owned beneficially and of record by such shareholder and such beneficial owner; and (3) any material interest of the shareholder and/or such beneficial owner in the nominee or the nominee’s election as a director. Such information should be sent to the Independent Directors, Brooke Corporation, c/o Secretary, 8500 College Boulevard, Overland Park, Kansas 66210.

No candidates for director nominations were submitted to the Company by any shareholder in connection with the Meeting. All director nominees included in this proxy statement were incumbent directors reviewed and approved of by a majority of our independent directors. Any shareholder desiring to present a nomination for consideration prior to the 2009 Annual Meeting of Shareholders must do so in accordance with our policies.

Shareholder Communication with Directors

Because we were a “controlled company” until June of 2007, we have not yet established a written procedure providing for communications by our shareholders directly with the Board. The Board will focus on establishing such a policy in the near future. However, any director may be contacted by writing to him c/o Brooke Corporation, Attention: Secretary, 8500 College Boulevard, Overland Park, Kansas 66210. Although our Secretary may screen frivolous or unlawful communications and commercial advertisements, subsequent to such screening, our Secretary will promptly forward all such correspondence to the indicated director(s) and/or the Chairman of the Board. Although the Chairman of the Board may decide to refer other correspondence to the other director(s), correspondence will be forwarded to the indicated director(s) if it pertains to matters relating to a breach or violation of our ethics or whistle blowing policies.

EXECUTIVE OFFICERS

	Officer
Name	Since	Age	Position(s)

Robert D. Orr	1986	54	Chairman of the Board
Leland G. Orr	1986	45	Vice Chairman of the Board, Chief Executive Officer and President
Travis W. Vrbas	2008	28	Chief Financial Officer, Treasurer and Assistant Secretary
Carl Baranowski	2008	50	Senior Vice President, General Counsel and Secretary

Currently, the only family relationships among any of our officers are between Robert D. Orr and Leland G. Orr, who are brothers. The business experience of each of the executive officers is described below.

Robert D. Orr serves as Chairman of the Board.  More detailed information regarding Mr. Orr’s business experience is set forth under “Directors.”

Leland G. Orr serves as Vice Chairman of the Board, Chief Executive Officer and President. More detailed information regarding Mr. Orr’s business experience is set forth under “Directors.”

Travis W. Vrbas serves as Chief Financial Officer, Treasurer and Assistant Secretary. Mr. Vrbas, the Company’s director of internal audit since January 2004, has been with the Company since March 2003. Since joining the Company, Mr. Vrbas was responsible for the Sarbanes-Oxley compliance of the Company and its subsidiaries. Mr. Vrbas has worked closely with the Company’s external auditors during quarterly reviews, SOX testing and year-end audits. Since January 2004, Mr. Vrbas has also served as a liaison to the Chief Financial Officer with respect to the Company’s SEC filings and other accounting matters. Mr. Vrbas received a Bachelor of Science Degree in Accounting from Kansas State University and is a Phi Kappa Phi.

Carl Baranowski serves as Senior Vice President, General Counsel and Secretary. Mr. Baranowski joined the Company in September 2007 as Senior Counsel. He has practiced law for over 20 years in law firms and as in-house counsel. From 2003 to 2006, he served as counsel to Jabil Circuit, Inc., a large contract electronics manufacturer, and was responsible for securities, finance, intellectual property, corporate governance and Sarbanes-Oxley compliance. During 2006 and 2007, Mr. Baranowski founded a software business, CorpMaster, developing web-based expert systems for entity and stock option management. He received the Juris Doctor and Master of Business Administration degrees from Stanford University in 1983. He received a Master of Science Degree in Political Science, a Bachelor of Science Degree in Economics and a Bachelor of Science Degree in Urban Studies and Planning from the Massachusetts Institute of Technology in 1979.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Overview.  We are dependent upon the continued services of senior management, particularly the services of Robert D. Orr, our Chairman of the Board, Leland G. Orr, our Chief Executive Officer, President and Vice Chairman of the Board, and Travis W. Vrbas, our Chief Financial Officer. We have entered into employment agreements with Robert Orr, Leland Orr, Travis W. Vrbas and other key executives. The loss of the services of any of these key personnel, or our inability to identify, hire and retain other qualified personnel in the future, could have a material adverse effect on us. Our compensation programs are designed to help us retain and motivate these key officers and other members of senior management and recruit, retain and motivate the executive talent that will be required to successfully manage our business and continue our growth.

General Compensation Philosophy and Components.  Our compensation philosophy focuses on balancing (1) base compensation that is competitive in the market and sufficient to attract, retain and motivate a highly capable and top-performing senior management team; (2) performance-focused incentive compensation for those members of senior management in key sales leadership and operational positions that is both challenging and rewarding with respect to the achievement of performance goals; and (3) equity-based compensation that is sufficient to align senior management’s interests with those of our shareholders and truly a reward for top performance, but never an annual expectation. It has been our policy and practice that all compensation paid to our executive officers be deductible under Internal Revenue Code Section 162(m).

Determination of Compensation.  Until June 28, 2007, we were a controlled company within the meaning of the NASDAQ Marketplace Rules and, as such, were not required to have the compensation of our chief executive officer and all of our other executive officers be determined or recommended to the Board for determination either by a majority of independent directors or a compensation committee comprised solely of independent directors. Thus, prior to June 28, 2007, our Compensation Committee administered the 2001 Plan and the 2006 Plan, but did not review and recommend our executive officer’s compensation. Executive compensation was determined by the control group. However, as of July 2007, we have transitioned the review and recommendation of the compensation of our chief executive officer and other executive officers to our independent directors. Thus, our compensation results from a combination of past decisions made by the control group and decisions of our independent directors. Our independent directors determine compensation based largely on the recommendation of our Chairman and our human resource department. These recommendations are in turn based upon compensation that these persons received prior to becoming our executive officers (for recent hires and promotions), and comparisons to compensation received by persons with similar responsibilities, focusing on the Kansas City area. These comparisons are obtained by accessing compensation databases, local media reports and personal contacts. On the basis of these comparisons, we believe that total compensation received by our executive officers is in the middle to low end of compensation received by persons with similar responsibilities in comparable companies.

Base Salary.  We consider base salary a basic and necessary component of executive compensation, to compete with other insurance agency businesses, finance companies and other competitors for top talent, to retain our key personnel and limit their temptation to consider positions with other businesses within and without the industries in which we operate, and to motivate our senior management to meet our strategic objectives and performance goals. The Compensation Committee, in determining base salaries for senior management for 2008, determined that the substantial increase in executive-level base salaries in 2007 aligned the Company with the market and positioned the Company to retain key personnel. Accordingly, Leland Orr’s salary was raised to $185,000, a 32% increase, for 2007. The Compensation Committee has determined that his salary shall be $250,000 effective March 2, 2008, a 35% increase. In 2007, Robert Orr was paid annual base salary at the rate of $230,000, an increase from the $180,000 annual rate of base salary for 2005. In September 2007, Robert Orr announced his intention to reduce his role in the day-to-day management of the Company, and the Compensation Committee approved a reduction in his annual salary to $150,000, effective January 1, 2008. Robert Orr’s salary may be increased in the future if he increases his role in the day-to-day management of the Company. Base salaries of Travis Vrbas and Carl Baranowski were determined based on recommendations of our Chairman and our human resources department, as described above.

Incentive Compensation.  For 2007, the Company established annual nondiscretionary incentive compensation targets of $25,000 for Leland Orr and of $50,000 for Robert Orr, in each case with payment of any actual bonus to be made on a quarterly basis based upon the accomplishment during the year of certain benchmarks. For Leland Orr, these benchmarks related to our Sarbanes-Oxley 404 internal control evaluation process. Robert Orr had benchmark goals to conduct at least 15 leadership academy sessions for our management employees and to submit a second edition of his book Death of an Insurance Salesman? to the publisher by year end. Neither Leland Orr nor Robert Orr achieved substantially all of their incentive target goals, and neither received bonus payments in 2007. The Company currently plans to adopt discretionary incentive compensation for all executives for 2008, with recommendations to the Company’s independent directors coming from our Chairman, other executives and human resources department. These recommendations will be based upon individual performance and upon the Company’s overall performance.

Equity-Based Compensation.  Our Board, its Compensation Committee and our management all believe that equity-based compensation is effective in attracting executives and key employees to us and our subsidiaries and in providing long-term incentives and rewards to those directors, executives and key employees responsible for our continued growth. We further believe that incentive stock options and nonqualified stock options granted under the 2001 Plan have provided a form of incentive that aligns the economic interests of management and other key employees with those of our shareholders. Our philosophy, however is that equity-based awards should be awarded only to top performers and, on occasion, to newly recruited executives. We do not believe that equity compensation should be an expectation of our employees and directors on an annual or other basis. As such, we do not have an annual or other periodic grant program. At least annually, our Compensation Committee considers whether it is in the best interests of the Company to grant equity awards, including consideration, when made, of recommendations of management.

Prior to 2006, in accordance with applicable accounting rules, the value of stock option compensation was not treated as an expense in our financial statements. SFAS No. 123R, Share-Based Payment, however, required us to expense the value of employee stock options beginning with the quarter ended March 31, 2006, so all forms of share-based payments to employees, including stock options, must now be treated the same as other forms of compensation by recognizing the related cost in the income statement. While recognizing both the value of equity compensation and the need to consider the expenses resulting from the award of stock options, the Compensation Committee desired a plan that gives it flexibility. Awards under the 2001 Plan were limited to nonqualified stock options and incentive stock options. The Compensation Committee, the Board itself and our shareholders approved in 2006 the adoption of the 2006 Plan to replace the 2001 Plan. On April 27, 2006, the 2006 Plan became effective and the 2001 Plan terminated, except with respect to options then outstanding. The 2006 Plan, administered by the Compensation Committee, authorizes up to 500,000 shares of our common stock to be issued pursuant to awards made under the 2006 Plan in the form of nonqualified stock options, incentive stock options, restricted shares of common stock, stock appreciation rights, performance shares, performance units, or restricted share units. Accordingly, the 2006 Plan provides the flexibility that the Compensation Committee desired to determine what types of awards are beneficial to us, our employees, directors and shareholders as changes occur with respect to compensation trends, accounting treatment of awards, tax treatment of awards to us or our employees or directors, or our cash flow needs. Grants of 62,150 restricted shares of common stock and incentive stock options for an additional 90,000 shares of common stock were granted to executive officers and other employees under the 2006 Plan during 2007. These grants were discretionary, based upon the recommendation of our Chairman and human resourced department as described above and intended to reward individual performance.

In 2002, Robert Orr and Leland Orr were each granted incentive stock options to purchase 24,000 (split-adjusted) shares of our common stock under the 2001 Plan. In September 2002, Robert Orr remitted to us the options that had been granted to him. Because of the significant length of time between the grant of equity awards to most members of senior management, our significant growth and success since the date of such awards, and the importance of senior management in 2007 in our efforts to meet profitability goals, the Compensation Committee granted incentive stock options to certain executive officers and other key employees pursuant to the 2006 Plan with a date of grant of February 8, 2007, a six-year term, and an exercise price equal to the fair market value of the Company’s common stock determined in accordance with the terms of such 2006 Plan. Vesting occurs in one-fifth annual increments beginning on the first anniversary of the date of grant. Included in these awards were incentive stock options for 10,000 shares each granted to Leland G. Orr and certain former executive officers of the Company. Unlike options granted to other employees, Leland Orr’s option has a five-year term and an exercise price equal to 110% of the fair market value of the common stock.

The Compensation Committee in February 2007 awarded restricted shares of our common stock to some managers and other key employees, although no restricted shares have been awarded to any of our executive officers. The goals with respect to such awards are to reward top-performing employees with an ownership interest in us without any initial cost and provide assistance with retention. Recipients of restricted share awards are entitled to receive dividends and vote the shares in matters submitted to shareholder vote. Transfer restrictions on the shares lapse in one-fifth annual increments. We believe such vesting schedule provides the appropriate balance between short-term and long-term incentives, as well as aids in retention.

Pursuant to Keith Bouchey’s executive employment agreement effective October 1, 2007, Mr. Bouchey received 50,000 shares of Brooke Corporation restricted stock pursuant to the 2006 Plan, vesting in one-third increments over the following three anniversaries of the grant. These shares were all forfeited as a result of Mr. Bouchey’s resignation on March 11, 2008.

Benefit and Perquisite Programs.  Our executive officers, including all of the officers named in our Summary Compensation Table, below, are eligible to participate in a number of broad-based benefit programs on the same terms as other employees, including health care, dental care, flexible benefits, life insurance, long-term disability, and qualified 401(k) retirement savings. A perquisite for Robert Orr and for Leland Orr is use of a company car. We also provide to Robert Orr a club membership, the occasional personal use of a professional driver, and travel by his spouse on a Company-provided aircraft in order to accompany him on business trips. Mr. Bouchey was reimbursed for club dues and home Internet service. We have determined these perquisites to be of greater benefit to their recipients than would payment of the cash cost of such benefits to such persons as additional base salary. Thus, these perquisites are a cost-effective component of the total compensation we have determined as necessary to retain our executive officers. This determination is based on informal comparison of compensation paid to executives with similar responsibilities in comparable companies and, in the case of Mr. Bouchey, with compensation received in his prior employment.

Severance and Change in Control Benefits.  We currently have severance agreements, change in control agreements, or provisions in employment agreements that provide severance or change-in-control benefits to our executive management in the event of a cessation of employment or change in control. While Keith Bouchey’s employment agreement, entered into effective October 1, 2007, contained severance benefits, these benefits were waived pursuant to the separation agreement, entered into effective as of Mr. Bouchey’s resignation on March 11, 2008. The separation agreement provided for continuation of Mr. Bouchey’s salary and benefits through March 31, 2008.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required to be included in this proxy statement pursuant to Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and in our Form 10-K for the fiscal year ended December 31, 2007.

THE COMPENSATION COMMITTEE

Joe L. Barnes
Mitchell G. Holthus

Summary Compensation Table

The following table sets forth information with respect to the compensation earned in 2007 by each individual that served as our Chief Executive Officer and Chief Financial Officer, as well as certain former executive officers, as of December 31, 2007 (the “named executive officers”). Columns for which no compensation was awarded to, earned by, or paid to any of the named executive officers have been omitted.

Summary Compensation Table

								Non-Equity
					Stock		Option	Incentive Plan	All Other
		Salary		Bonus	Awards		Awards	Compensation	Compensation(2)		Total
Name and Principal Position	Year	($)		($)	($)		($)	($)	($)		($)

Robert D. Orr	2007	230,000	(1)	0	0		0	0	3,029		233,029
Chairman of the Board	2006	230,000		0	0		0	0	20,601	(3)	250,572
Leland G. Orr	2007	183,269	(4)	0	0		4,700 (5)	0	3,029		190,998
Chief Executive Officer,	2006	140,000		0	0		0	75,000 (6)	5,629	(7)	220,600
President and Vice Chairman of the Board
Former Named Executive Officers
Keith E. Bouchey(8)	2007	69,231		40,000 (6)	159,167	(9)	0	0	0		268,398
President and Chief Executive Officer
Anita F. Larson	2007	183,269		0	818,837	(10)	0	0	19,088	(11)	1,021,194
President and Chief Operating Officer

(1)	Consists of total compensation paid for Robert Orr’s services to the Company and for his services to Brooke Capital Corporation. For financial statement reporting purposes, 27% of Mr. Orr’s total compensation was allocated to the Company and 77% was allocated to Brooke Capital Corporation.

(2)	Includes matching funds paid by the Company for the named person’s participation in the Brooke Corporation 401(k) plan and life insurance premiums paid by the Company on behalf of such person.

(3)	Includes personal and commuting use by Robert Orr of a Company vehicle ($8,450), a Company-provided driver ($6,766), spouse-travel on Company aircraft ($3,750) and a club membership ($1,606).

(4)	Consists of total compensation paid for Leland Orr’s services to the Company and for his services to Brooke Capital Corporation. For financial statement reporting purposes, 88% of Mr. Orr’s total compensation was allocated to the Company and 12% was allocated to Brooke Capital Corporation.

(5)	Fair value of an option to purchase the Company’s shares granted to Leland Orr during 2007. (See “Grants of Plan-Based Awards,” below, for an explanation of how the Company calculates such values.)

(6)	Discretionary cash bonus.

(7)	Includes personal and commuting use by Leland Orr of a Company vehicle.

(8)	Mr. Bouchey resigned his position as director, Chief Executive Officer and President on March 11, 2008.

(9)	Expense recognized for financial statement reporting purposes in 2007, in accordance with FAS 123R, for 50,000 shares of Brooke Corporation restricted stock granted to Keith Bouchey on October 1, 2007. The entire grant was forfeited upon Mr. Bouchey’s resignation on March 11, 2008.

(10)	Expense recognized for financial statement reporting purposes in 2007, in accordance with FAS 123R, for 437,881 shares of Brooke Credit Corporation restricted stock granted to Anita Larson on July 16, 2007.

(11)	Includes an incentive trip ($10,000) and personal and commuting use by Anita Larson of a Company vehicle ($6,059).

Grants of Plan-Based Awards

The following table sets forth certain information regarding plan based awards that were made to our named executive officers during fiscal year 2007. The Company calculates fair values of awards of stock options and restricted shares using to SFAS 123R, “Share-Based Payment,” and those assumptions disclosed in footnote 12 to the audited consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2007. Other than as described below, there were no stock options or stock awards granted to the named executive officers or directors during 2007, and there are no future payouts upon satisfaction of any conditions under any non-equity incentive plan awards granted during such year:

Grants of Plan Based Awards

All
					All		Other					Grant
					Other		Option					Date
					Stock		Awards:		Exercise			Fair
					Awards:		Number of		or Base			Value of
					Number of		Securities		Price of	Grant		Stock and
		Estimated Possible Payouts			Shares of		Underlying		Option/	Date		Option/
		Under Non-Equity Incentive Plan Awards			Stock or		Option/		SAR	Closing		SAR
	Grant	Threshold	Target	Maximum	Units(1)		SARs		Awards	Price		Awards(1)
Name	Date	($)	($)	($)	(#)		(#)		($/shr)	(#)		($)

Leland G. Orr	2/8/2007	—	—	—	—		10,000	(2)	13.54	12.70	(2)	4,700
Former Named Executive Officers
Keith E. Bouchey	10/1/2007	—	—	—	50,000	(2)(3)	—		—	9.55	(2)	159,167	(2)(3)
Anita F. Larson	7/16/2007	—	—	—	437,881	(4)	—		—	5.61	(4)	159,167

(1)	Expense recognized for financial statement reporting purposes in 2007, in accordance with FAS 123R.

(2)	Brooke Corporation restricted stock.

(3)	The entire grant was forfeited upon Mr. Bouchey’s resignation on March 11, 2008.

(4)	Brooke Credit Corporation restricted stock.

Outstanding Equity Awards at Fiscal Year End Table

The following table provides information regarding exercisable and unexercisable options and unvested stock awards held by our named executive officers on December 31, 2007.

Outstanding Equity Awards at Fiscal Year End

	Number of Securities Underlying Unexercised Options at Fiscal Year End			Option Information
				Option Exercise	Option
	Exercisable	Unexercisable		Price	Expiration
Name	(#)	(#)		($/shr)	Date

Leland G. Orr	0	10,000	(1)	$13.54	2/8/2013
Former Named Executive Officers
Keith E. Bouchey	0	50,000	(2)	—	—
Anita F. Larson	0	437,881	(3)	—	—

(1)	This stock option was granted on February 8, 2007 and vests in one-fifth increments on each of the five following anniversaries of the grant date.

(2)	These shares of Brooke Corporation restricted stock were granted on October 1, 2007, and vest in one-third increments on each of the three following anniversaries of the grant date. Mr. Bouchey subsequently forfeited this entire grant upon his resignation on March 11, 2008.

(3)	These shares of Brooke Credit Corporation restricted stock were granted on July 16, 2007, and vest in one-third increments on January 1 of each of the three years following the grant date.

Option Exercises and Stock Vested During Fiscal 2007

The following table sets forth information regarding option exercises and vesting of restricted stock during the fiscal year ended December 31, 2007 for our named executive officers.

Option Exercises and Stock Vested During Fiscal Year

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares
	Acquired	Realized	Acquired	Value
	on	on	on	Realized
	Exercise	Exercise	Vesting	on Vesting
Name	#	$	#	$

Leland G. Orr	4,800	52,000	—	—

Employment Agreements

Robert D. Orr and Leland G. Orr

Effective January 1, 2005, Robert D. Orr and Leland G. Orr each entered into an executive employment agreement with us to serve as our Chairman of the Board and Chief Executive Officer and Chief Financial Officer, Treasurer and Assistant Secretary, respectively. Robert Orr’s agreement provided for an annual base salary of $180,000, subject to review and adjustment by the Board, and Leland Orr’s agreement provided for an annual base salary of $130,000, subject to review and adjustment by the Board. Each of the executive employment agreements establishes an at-will employment relationship, provides for an automobile for business use and commuting, provides that the employee is eligible to participate in any short-term or long-term bonus or incentive compensation programs designated by the Company, contains a two-year post-termination covenant by the employee not to solicit customers, franchise agents or lenders of the employer or its affiliates, contains a two-year post-termination covenant by the employee not to solicit or hire employees, franchise agents, or producers of the employer or its affiliates, contains a covenant by the employee not to plan, organize, fund or operate any business activity competitive with any of the lines of business of the employer or its affiliates during the period of employment, contains a post-termination covenant not to compete against the employer or its affiliates in the United States in any lines of business in which the employer and its affiliates is engaged on the date of termination, and provides for mediation and arbitration of any disputes arising in connection with the Agreement, the employment relationship, or the termination of employment.

Other Executive Officers

The Company has at-will employment agreements with its other executive officers. These agreements specify the initial salary, title and position of the officer, and contain customary non-disclosure/non-solicitation and non- competition provisions. These agreements do not, however, provide for a fixed term of employment or special compensation or termination benefits.

Compensation of Directors

Directors Robert D. Orr and Leland G. Orr serve as such without cash compensation and without other fixed remuneration, except for compensation each receives as our employee. Effective October 22, 2007, directors Allen, Barnes and Holthus (who are not employees of the Company or any of our subsidiaries) had their compensation increased so that each receives an annual retainer of $25,000, plus $1,000 for each meeting of the Board attended. These directors also receive $500 for each meeting of a Board committee attended, if such meeting occurs on a day that the full Board is not already meeting. Mr. Allen, who serves as chairman of our Audit Committee, receives an additional annual retainer of $3,000 for such service. Directors are reimbursed their reasonable travel costs for attending Board and committee meetings.

The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2007. The directors listed in the table received no stock awards, option awards, non-equity incentive plan compensation, pension earnings, nonqualified deferred compensation or other compensation for services as a director. Columns for which no compensation was awarded to, earned by, or paid to any of the directors have been omitted.

Director Compensation

	Fees Earned
	or Paid in Cash	Total
Name	($)	($)

John L. Allen	4,500	4,500
Joe L. Barnes	9,500	9,500
Mitchell G. Holthus	9,000	9,000
Derrol D. Hubbard	4,000	4,000

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Principal Security Holders

The following table sets forth the name, address and share ownership of each person, group or organization known to us to be the beneficial owner of more than 5% of our outstanding common stock. The number of shares reported as beneficially owned in such table and in the table below under the section entitled “Security Ownership of Management,” is determined under rules of the Securities and Exchange Commission applicable to disclosure in this proxy statement and is not necessarily indicative of beneficial ownership for other purposes. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of April 16, 2008.

		Percent of
	Shares	Common
	Beneficially	Stock
	Owned	Outstanding
	(#)	(%)

Brooke Holdings, Inc.	6,408,169	45.1%
210 West State Street Phillipsburg, Kansas 67661(1)
Jayhawk Capital Management, L.L.C.; Jayhawk	1,671,918	9.9%
Institutional Partners, L.P.; Kent C. McCarthy 5410 West 61st Place, Suite 100 Mission, Kansas 66205(2)

(1)	Robert D. Orr and Leland G. Orr, the principal shareholders of Brooke Holdings, are considered to beneficially own in excess of 5% of the outstanding shares of our common stock as of April 16, 2008.

(2)	Information as to the number of shares beneficially owned is furnished solely in reliance on the Schedule 13G filed on December 31, 2007 by Jayhawk Capital Management, L.L.C., Jayhawk Institutional Partners, L.P. and Kent C. McCarthy. The Schedule 13G indicates that Mr. McCarthy controls Jayhawk Capital Management, and Jayhawk Capital Management is the general partner of Jayhawk Institutional Partners. Of the 1,671,918 shares beneficially owned, 300,000 are exercisable pursuant to outstanding warrants. The terms of these warrants limit their exercise if such exercise would result in Jayhawk’s ownership of our stock exceeding 9.99%.

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 16, 2008 by (1) each our directors; (2) each of our named executive officers; and (3) all of our directors and executive officers as a group. The columns indicating numbers of shares with sole power and numbers of shares with shared power report the number of shares beneficially owned with respect to which the individual has sole voting and/or investment power or shared voting and/or investment power, respectively.

	Total			Number of	Number of
	Number of	Number of	Number of	Shares with	Shares with
	Shares	Shares with	Shares with	Sole	Shared
	Beneficially	Sole Voting	Shared Voting	Investment	Investment	Percentage
Name of Owner	Owned	Power	Power	Power	Power	of Class(1)

Robert D. Orr(2)(3)	6,443,663	25,453	6,418,210	25,453	6,418,210	45.3%
Leland G. Orr(2)(4)	1,455,197	24,624	1,430,573	24,624	1,430,573	10.2%
John L. Allen	24,000	24,000	0	24,000	0	*
Joe L. Barnes(5)	2,600	2,600	0	2,600	0	*
Mitchell G. Holthus	4,000	4,000	0	4,000	0	*
Travis W. Vrbas	1,120	1,120	0	1,120	0	*
Former Named Executive Officers
Keith E. Bouchey	27,500	0	27,500	27,500	0	*
Anita F. Larson	174,800		174,800	172,400	2,400	1.2%
All directors and executive officers as a group (7 persons)(6)	6,540,007	80,677	6,459,330	85,477	6,459,330	46.0%

(1)	All percentages herein represent the total number of shares shown as beneficially owned by the individual or group as a percentage of (1) 14,224,021 shares of common stock issued and outstanding as of April 16, 2008; plus (2) any shares that the individual or group had the right to purchase within 60 days after such date pursuant to the exercise of a vested stock option.

(2)	As of April 16, 2008, Brooke Holdings, Inc. owned 6,408,169 shares of our common stock, which represents 45.1% of the shares of common stock then outstanding. Robert D. Orr and Leland G. Orr beneficially owned 68.2%, and 21.7%, respectively, of the shares of common stock of Brooke Holdings, Inc. as of that date. Robert Orr’s wife also owned 5.5% of the shares of common stock of Brooke Holdings, Inc. as of that date.

(3)	Robert Orr indirectly beneficially owned all 6,408,169 shares of our common stock owned by Brooke Holdings, Inc. as of April 16, 2008 by virtue of his majority ownership and voting power of the common stock of Brooke Holdings, Inc. on that date. As of that same date, Robert Orr directly owned 25,453 shares, and members of his immediate family owned 10,041 shares, of our common stock. As of April 16, 2008, 6,098,000 shares of our common stock owned by Brooke Holdings, Inc. were pledged as security for loans. Accordingly, 6,098,000 of the shares shown as beneficially owned by Robert Orr have been pledged as security.

(4)	Leland Orr indirectly beneficially owned 1,390,573 shares of our common stock as of April 16, 2008 through his 21.7% ownership of the common stock of Brooke Holdings, Inc. on that date. As of that same date, Leland Orr directly owned 24,624 shares, and members of his immediate family owned 40,000 shares, of our common stock. As of April 16, 2008, 6,098,000 shares of our common stock owned by Brooke Holdings, Inc. were pledged as security for loans. Accordingly, 1,324,486 of the shares shown as beneficially owned by Leland Orr have been pledged as security, based on his percentage of beneficial ownership in Brooke Holdings, Inc.

(5)	Shares reported as beneficially owned by Joe Barnes include 57,867 shares held by his wife’s living trust with respect to which Dr. Barnes is a co-trustee and a beneficiary. Dr. Barnes disclaims beneficial ownership of the shares held in trust.

(6)	All directors and executive officers as a group have pledged an aggregate of 6,098,000 of the shares shown as beneficially owned by such group as security for loans.

*	Represents less than one percent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Robert D. Orr, Chairman of the Board, and Leland G. Orr, President, Chief Executive Officer and Vice Chairman of the Board, own a controlling interest in Brooke Holdings, Inc., which owned 45.1% of the Company’s common stock at April 16, 2008. On December 31, 2007, Brooke Holdings loaned the Company $1,668,000 in the form of a demand revolving credit facility bearing interest at the New York Prime rate as published in the Wall Street Journal. Additionally, on December 31, 2007, Brooke Holdings purchased a loan participation from Brooke Capital Advisors, Inc. amounting to $12,382,000.

Anita F. Larson, our President and Chief Operating Officer until her resignation in September 2007 and currently a Senior Vice President of Brooke Credit Corporation (d/b/a Aleritas Capital Corp.), one of our majority-owned subsidiaries, is married to John Arensberg, a partner in Arensberg Insurance of Overland Park, Kansas. Arensberg Insurance is a franchisee of Brooke Capital Corporation pursuant to a standard form franchise agreement, and utilizes the administrative and processing services of Brooke Capital Corporation’s service center employees pursuant to a standard form service center agreement. Brooke Capital Corporation receives in excess of $135,000 in fees from the franchisee in connection with each of these agreements.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed Summers, Spencer & Callison, CPAs, Chartered to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008. The Board has ratified that appointment. Summers, Spencer & Callison, CPAs, Chartered has served as our independent auditor since 1997. Our shareholders are being asked to further ratify this appointment at the Meeting.

Representatives of Summers, Spencer & Callison, CPAs, Chartered (“SS&C”) will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Although it is not required to do so, the Board is submitting its appointment of our independent registered public accounting firm for ratification by the shareholders at the Meeting in order to ascertain the views of shareholders regarding such appointment. A majority of the votes cast at the Meeting, if a quorum is present, will be sufficient to ratify the appointment of Summers, Spencer & Callison, CPAs, Chartered as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Whether the proposal is approved or defeated, the Audit Committee of the Board may reconsider its appointment.

Fees of Independent Registered Public Accounting Firm

The following is a summary of anticipated and actual fees billed by Summers, Spencer & Callison, CPAs, Chartered, our independent auditors, for professional services rendered for the fiscal years ended December 31, 2007 and December 31, 2006.

	Fiscal 2007	Fiscal 2006
Services Category	Services	Services

Audit Fees(1)	$529,000	$325,000
Audit Related Fees(2)	$35,000	$55,000
Tax Fees	$—	$9,000
All Other Fees	$—	$4,000
Total Services	$564,000	$393,000

(1)	Audit fees consist of aggregate fees billed and anticipated in 2007 and 2006 for professional services rendered for (1) the audit of our annual financial statements; (2) the review of the interim financial statements included in quarterly reports; (3) services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements; or (4) the audits of our wholly-owned subsidiary Brooke Brokerage Corporation and our formerly wholly-owned subsidiaries Brooke Capital Corporation and Brooke Credit Corporation.

(2)	Audit-Related Fees consist of aggregate fees billed and anticipated for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Fees for 2007 included fees for the review of registration statements and issuances of comfort letters in connection with our registration of shares of our common stock issued pursuant to a private placement of units in June 2007 and the performance of agreed-upon and other procedures for our subsidiary, Brooke Credit Corporation. Fees for 2006 included fees for the review of registration statements and issuances of comfort letters in connection with our registration of shares of our common stock (1) to which shares of our designated 13% Perpetual Convertible Preferred Stock Series 2006 sold in a private placement to an accredited investor are convertible; and (2) which may be purchased pursuant to a warrant issued to such accredited investor. Fees for both years included fees for agreed upon procedures for securitization offerings and fees for the audit of our 401(k) retirement plan.

The Audit Committee has considered whether the provision of non-audit services by SS&C is compatible with maintaining auditor independence and has determined that it is.

Pre-approval of Policies and Procedures

The Audit Committee’s Charter provides for the Audit Committee to pre-approve work to be performed by SS&C. The Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent auditors. All 2007 and 2006 services performed by SS&C were pre-approved by the Audit Committee.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management. In addition, the Audit Committee has discussed with the independent registered public accounting firm of the Company the matters required to be discussed by Auditing Standards 61, as amended. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence, and has discussed other matters as required by law and the Audit Committee’s Charter. Based on the review and discussions recited in this paragraph, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

THE AUDIT COMMITTEE

John L. Allen
Joe L. Barnes
Derrol D. Hubbard

The affirmative vote of a majority of the outstanding shares of common stock present and entitled to vote at the Meeting is required to approve Proposal Two.

THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF SUMMERS, SPENCER AND CALLISON, CPAS, CHARTERED AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008 AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities (“10% shareholders”) to file with the Securities and Exchange Commission reports of beneficial ownership and changes in ownership of equity securities of the Company and to furnish us with copies of all Section 16(a) forms they file with the Securities and Exchange Commission. Based solely on its review of the copies of such forms prepared or received by us for our fiscal year ended December 31, 2007, to the best of our knowledge, all required reports were filed on time, and transactions by our executive officers, directors and 10% shareholder were reported in a timely manner.

SOLICITATION OF PROXIES

This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by our officers or employees by telephone, email, telegraph, facsimile transmission or personal interview. The expense of the preparation, printing and mailing of this proxy statement and the enclosed form of proxy and Notice of Annual Meeting, and any additional material relating to the Meeting, which may be furnished to shareholders by the Board subsequent to the furnishing of this proxy statement, has been or will be borne by us. We will reimburse banks and brokers who hold the common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold common stock. To obtain the necessary representation of shareholders at the Meeting, supplementary solicitations may be made by mail, telephone, email or interview by our officers or selected securities dealers. It is anticipated that the cost of any other supplementary solicitations, if any, will not be material.

ANNUAL REPORT

We have mailed with this proxy solicitation material our Annual Report to Shareholders for the fiscal year ended December 31, 2007.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Shareholders are entitled to present proposals for action at meetings of shareholders if they comply with the requirements of the proxy rules of the Securities and Exchange Commission, Kansas law and our charter and bylaws. In connection with this year’s Meeting, no shareholder proposals were presented. Any proposals intended to be presented at the Company’s Annual Meeting of Shareholders to be held in the year 2009 must be received at our offices on or before November 26, 2008, in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting.

The accompanying proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Meeting. If a shareholder intends to submit a proposal at our 2009 Annual Meeting of Shareholders, which proposal is not intended to be included in our proxy statement and form of proxy relating to such meeting, the shareholder’s notice of the proposal must be received by us by February 9, 2009. If a shareholder fails to submit the proposal by such date, we will not be required to provide any information about the nature of the proposal in our proxy statement, and the proxy for the 2009 Annual Meeting of Shareholders may confer discretionary authority to vote on such proposal.

Proposals should be sent to the Secretary of the Company at 8500 College Boulevard, Overland Park, Kansas 66210.

OTHER MATTERS

The Board is not aware of any matters to come before the Meeting, other than those specified in the Notice of Annual Meeting. However, if any other matter requiring a vote of the shareholders should arise at the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

VOTING TRUSTEES AND THEIR NOMINEES

Please advise us whether other persons are the beneficial owners of common stock for which proxies are being solicited from you, and, if so, the number of copies of this proxy statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the common stock.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY CARD PROMPTLY, YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP COMMUNICATIONS. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

By Order of the Board of Directors

Carl Baranowski
Secretary

Overland Park, Kansas
April 29, 2008

ANNUAL MEETING OF SHAREHOLDERS OF
BROOKE CORPORATION
May 15, 2008
Please date, sign and mail
your proxy card in the envelope
provided as soon as possible.

1 â Please detach along perforated line and mail in the envelope provided â

■ 20830000000000001000 3	042607

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE
IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of Directors:	NOMINEES:			2.	Proposal to ratify the appointment of Summers, Spencer & Callison, CPAs, Chartered as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡	ROBERT D. ORR LELAND G. ORR JOHN L. ALLEN JOE L. BARNES MITCHELL G. HOLTHUS				☐	☐	☐
In the discretion of such proxy holders, upon such other business as may properly come before the Meeting or any and all postponements or adjournments thereof.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the Meeting and the Proxy Statement furnished therewith.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:•					TO SAVE THE COMPANY ADDITIONAL VOTE SOLICITATION EXPENSES, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

BROOKE CORPORATION
8500 College Boulevard
Overland Park, Kansas 66210
(913) 661-0123
ANNUAL MEETING DATE: MAY 15, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The shareholder(s) of Brooke Corporation (the “Company”), a Kansas corporation, whose signature(s) appear on the reverse side hereby constitute(s) and appoint(s) Robert D. Orr and Leland G. Orr, and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to vote, as designated on the reverse side, according to the number of shares of the Company’s $0.01 par value common stock held of record by the undersigned at the close of business on April 16, 2008, and as fully as the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders to be held at our corporate offices located at 8500 College Boulevard, Overland Park, Kansas, on Thursday, May 15, 2008, at 11:00 a.m. local time (CDT), and at any postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE OTHER ITEMS SET FORTH ON THE PROXY.
(Continued and to be signed on the reverse side)